EXHIBIT 31.4
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13A-14(A) AND RULE 15D-14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
I, Kristen S. Shults, certify that:
1.I have reviewed this annual report on Form 10-K/A of Western Midstream Operating, LP (the “registrant”);
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 23, 2023

/s/ Kristen S. Shults
Kristen S. Shults Senior Vice President and Chief Financial Officer Western Midstream Operating GP, LLC (as general partner of Western Midstream Operating, LP)